Exhibit 10.9

Letter of Joint Guarantee

The joint Guarantor (hereinafter referred to as the “Guarantor”) hereby guarantees to Taishin International Commercial Bank (hereinafter referred to as the “Bank”) that YMA Corporation (hereinafter referred to as the “Principal Debtor”) is guaranteed to the Bank (including the head office and its branches) of existing (including those that have not been repaid in the past) and future debts, loans, lump sums, guarantees, derivatives transactions, accounts receivable for various business transactions and other related debts etc., based on the principal ([√]1. New Taiwan Dollars 30 Million only, [  ]2. New Taiwan Dollars [          ] Yuan only, [  ]3. New Taiwan Dollars [  ] Yuan only) as the limit and its interest, late court interest, liquidated damages, and for all the expenses required for fulfilling the debts of the guarantee. The Guarantor is willing to jointly and severally repay the debts with the Principal Debtor, and agree to abide by the following clauses:

Article 1:	Trial requests, or compulsory execution, may be directed to the Guarantor to request repayment.

Article 2:	The Bank does not need to be compensated for the collateral disposition first, but can request the Guarantor for repayment. If the Guarantor signs several Joint Guarantees successively or together to guarantee the debts of the Principal Debtor, the Guarantor understands that the total Joint Guarantee liability includes the total amount and scope of the Guarantees of the several Guarantees.

Article 3:	Upon application or should the Bank deem it necessary due to other specific facts, the Bank may exempt one or more Guarantors or replace them by a written notice, and after the Bank has obtained the consent of other Guarantors, the other Guarantors shall still be fully liable for the debts borne by the Principal Debtor.

Article 4:	Before the Guarantor agrees to pay off the liability of the Guarantee, the right to claim against the Principal Debtor due to a subrogation (subject to the Bank’s liabilities and duties) shall be inferior to the Bank’s possession over the Principal Debtor’s such rights (the debt is limited to all or part of the Guarantee guaranteed by the Guarantor).

Article 5:	The Guarantor agrees that the Bank may deposit with the Guarantor the various deposits of the Guarantor’s head office and its affiliated branches. All claims, regardless of the period of the claims, after the Guarantor is notified, the right of set-off may be exercised to offset all the backlogs of the Guarantor to the Bank. At the same time, the Guarantee issued by the Bank to the Guarantor shall be offset should a loss within the scope of sale have its effect. However, there are provisions in laws and regulations that prohibit offsets, or guarantees that they cannot offset, or are based on unreasonable management or a third party’s appointment due to a transaction relationship. If the Bank pays to the Guarantor, the offset shall not be exercised. Regarding the right to cancel, if the amount of offset is insufficient to cover all debts or the Guarantor has to pay off or pay off the debts in installments, it shall be in accordance with Article 323 of the Civil Law, according to various expenses, liquidated damages, interest, deferred interest and principal. The order of payment is to pay off the debts owed by the Guarantor. If there are multiple debts and the payment proposed by the Guarantor is insufficient to cover all the debts, it is known that the payment shall be made in accordance with Article 321 or Article 322 of the Civil Law. However, when the Bank handles internal accounting in accordance with relevant regulations, the total amount of its claims will still be calculated in the order of tonnage of the credits issued above.

Article 6:	Due to changes in the name, organization, contents of the articles of association, seal, representatives, scope of authority and notification address of the representative etc. of the Guarantor which affect the Bank’s rights and interests, the Guarantor is willing to immediately notify the Bank of the changes in writing. If there is failure to notify the Bank which results in disputes or cause damage to the Bank, the Guarantor will be responsible. The Guarantor violates the obligation to notify of the change of the previous addresses should the Bank’s notice fail to be delivered due to obligations, or due to reasons attributable to the Guarantor. The last notice address of the Bank shall be deemed as the Bank’s last notice address, and it will be deemed to have arrived within the normal postal period.

Article 7:	If the deed for all debts is lost, destroyed, or damaged, the Guarantor is willing to make corrections according to the Bank’s will, or according to the Bank’s retention of the copies of photocopies, microfilms, account books, subpoenas, computer-made documents etc. of the debts.

Article 8:	By holding copies of the Guarantee or a letter with the Guarantor’s seal provided by the Guarantor, the Bank may be requested to return or exchange the collateral upon the Bank’s agreement. Should this be the Guarantor’s Agent, such collateral is allowed to be returned or exchanged once the Bank has acknowledged it.

Article 9:	The Guarantor shall issue one or more exemption certificates and grant the Promissory Note with the expiration date to the Bank in accordance with the Bank’s requirements, and use this Guarantee as the certificate of authorization of the process for repaying the debts owed by the Guarantor to the Bank. If the Guarantor fails to fulfill the terms and conditions of this Guarantee, the Bank can independently exercise all rights under the Bill law. The Guarantor also acknowledges that the delivery of the Bank’s Guarantor is to cover the real debts of the Guarantor according to this Guarantee, that is, the so-called indirect payment in the civil law, and the debts owed by the Guarantor according to this Guarantee coexist.

Article 10:	If all bills issued, endorsed, accepted or guaranteed by the Guarantor are not paid, accepted or unpredictable, the Guarantor is willing to pay off the debt immediately after receiving the notice from the Bank, regardless of the circumstances. The Guarantor agrees to waive the notification obligation stipulated in Article 89 of the Bills Law of the Bank for the unpaid promissory notes issued on the previous issue.

Article 11:	The Guarantor is willing to accept the Bank’s inspection on finance of our business, inspection and supervision of collateral and account books (including consolidated financial statements of related companies), bills and documents. Should the Bank deems it necessary, the Guarantor is required to fill in the credit information, or provide the accounting and financial statements approved by the Bank’s certified accountant, and the certified accountant may be ordered to provide working papers. However, the Bank does not have any supervisory obligations over audit, inspection, supervision and inspection. The Guarantor is willing to allow the financial joint credit investigation center (hereinafter referred to as the “Joint Credit Investigation Center”) of the financial consortium at any time to inspect the relevant account books, statements and documents, as the Joint Credit Investigation Center considers it necessary. The Guarantor may also be required to fill in the second-level credit information on time, or provide the accounting and financial statements certified by the certified accountant, and may ask the certified accountant to provide the working papers, but the Joint Credit Investigation Center does not have any consulting powers.

2

Article 12:

	(1)	The Guarantor agrees that the Bank may collect the Guarantor’s information within the scope of business registration items or specific purposes, and may use it for processing or use or for international transmission or cover the warranty Guarantee. Witness information shall be provided to the person appointed by the Bank to handle the affairs (including but not limited to the agency entrusted to conduct market research).

	(2)	The Guarantor agrees that the Bank may provide the Guarantor information to the United Credit Information Center for filing and use, and agree that the Joint Credit Information Center may provide the archived manure to other members for reference. In addition, in the case of transferring the credit guarantee of the SME Credit Guarantee Fund to the consortium, the Guarantor also agrees that the fund can be obtained due to business needs During the duration of the Guarantor’s lending relationship and within the scope of business specified in the fund’s donation charter, inquire and use the Guarantor’s customs declaration information at the Joint Credit Information Center.

	(3)	The Guarantor agrees to the specific purpose required by the Guarantor for the assignment of the debt, and the Guarantor’s debt-related information is provided to the Debtor and the creditor’s right appraisal reviewer for file-building purposes, but the Bank should urge such data users to comply with the confidentiality provisions of the Banking Law, the Personal Data Protection Law and other relevant laws and regulations, to prevent leaking relevant information to a third party.

Article 13:	The Guarantor knows and agrees to the Bank’s transaction account collection and payment business, computer processing business or other silicon-attached business related to this Guarantee (including but not limited to information systems, iInformation registration, processing and input, information system development, monitoring and maintenance, marketing, form printing, packaging and delivery mailing, storage of forms, vouchers, etc)., account collection and legal procedures, property valuation. When the Bank deems it necessary, it may entrust an appropriate third party (institution) to handle the work; the Guarantor agrees that the Bank may enter the guarantee. The information is handed over to these third parties (institutions) to deal with the entrustment matters.

Article 14:	If the Guarantor is a domestic (legal) person or a foreign (legal) person and the Bank has various debts, its legal actions, methods and effectiveness of the establishment requirements are all in accordance with the laws of the Republic of China. The Guarantor fulfills the responsibility of the guarantee, and is aware that the Bank is the place of performance, and both parties agree that the Taiwan Taipei District Court or the district court has first-instance jurisdiction. If the Guarantor is a company established outside the Republic of China or does not have a residence in the Republic of China, it is agreed that the Bank and the competent court can post legal documents, including any complaints, notices, judgments or other notices, to the address of the process agent of the Guarantor in the Republic of China. The name and address of the delivery agent are specified in Article 18.

3

Article 15:	The Guarantor agrees that the creditor’s rights of the Yellow Bank on the Guarantor may be trusted to the trustee in accordance with Article 6 of the Financial Asset Securitization Regulations and relevant laws and regulations, and such trust or transfer notification matters are to be announced to the Bank. If the transfer of creditor’s rights for the purpose of securitization of financial assets is agreed, the notice can be replaced by an announcement. In addition, if the trust transfer or transfer of assets involves debt bearers, the Guarantor will not do so during the announcement period of the Bank and objections are deemed to be acknowledged.

Article 16:	The signature and seal on this guarantee are confirmed by the Guarantor. All subsequent dealings between the Guarantor and the Bank will not be limited to this Guarantee.

Article 17:	Special Note:

(1) This guarantee is a guarantee for continuous debts without a fixed period. The Guarantor may notify the Bank anytime the Guarantor terminates this Guarantee, and the Guarantor will be notified when the notice arrives. The debts of the Principal Debtor incurred by the Bank afterwards do not really guarantee liabilities.

(2) The Guarantor hereby declares that it is based on his personal identity (not because of his role as a director, supervisor or other representative of such entities). The Principal Debtor is jointly and severally liable for full repayment, so the Guarantor’s guarantee responsibility does not apply to the provisions of Article 753 of the Civil Law.

Article 18:	Special Agreements

Article 14 refers to [please fill in the name of the foreign (legal) person in the Guarantor] and the name and delivery address of the representative of this person are:

Article 14 refers to [please fill in the name of the foreign (legal) person in the Guarantor] and the name and delivery address of the representative of this person are:

Article 14 refers to [please fill in the name of the foreign (legal) person in the Guarantor] and the name and delivery address of the representative of this person are:

Article 14 refers to [please fill in the name of the foreign (legal) person in the Guarantor] and the name and delivery address of the representative of this person are:

4

It is hereby declared that the terms listed on the right have been fully understood and confirmed by the Guarantor, and are to be followed.

Sincerely,

Joint Guarantor: [stamp of Chiang Jingbin] [signature of Chiang Jingbin]

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [  ] has not been [√ ] received from the Bank.

(Personally signed/sealed)

Verifier: Lin Yi Qi

Verification Date: 110, March 29th

Verification Address: 7F-1 unit, 633 Alley, Taiwan Road, Xidun District, Taichung City

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [  ] has not been [  ] received from the Bank.

Verifier:

Verification Date:

Verification Address:

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [  ] has not been [  ] received from the Bank.

Verifier:

Verification Date:

Verification Address:

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [  ] has not been [  ] received from the Bank.

Verifier:

Verification Date:

Verification Address:

Joint Guarantor:

Number:

Birth/Establishment Date:

Address:

An original copy of this letter (copy) has been [  ] has not been [  ] received from the Bank.

Verifier:

Verification Date:

Verification Address:

Republic Era Calendar: Year 110, March 29th

5

Taishin Financial Holdings Co., Ltd. and its subsidiaries’ customer information confidentiality measures

Taishin Financial Holdings Co., Ltd. was established on February 18, 1991. Its subsidiaries cover banks, securities, etc., and provide customers with one-time purchases (one-stop shopping) products and services. Taishin Financial Holdings Co., Ltd. and its subsidiaries will adhere to the strict protection of customer information by each subsidiary in the past, and take necessary confidentiality measures to maintain the security of the information provided. The customer information confidentiality measures of Taishin Financial Holdings Co., Ltd. and its subsidiaries are described as follows:

The customer information confidentiality measures of Taishin Financial Holdings Co., Ltd. and its subsidiaries, except in accordance with the Financial Holding Company Law, are common among financial holding companies’ subsidiaries. In addition to the Marketing Management Measures (hereinafter referred to as the Common “Marketing Management Measures), the Personal Accountability Protection Law and the relevant laws and regulations of the competent authority, each subsidiary will also comply with other relevant laws and regulations (including but not limited to Article 48 of the Banking Law (for example, Item 2), to fulfill the duty of confidentiality of customer information.

1. Customer information changes and modification methods When your personal information changes, you can notify the customers of the subsidiaries of Taishin Financial Holdings Co., Ltd. at any time, and request for correction or supplementation at the service center.

2. Customer methods to exercise the right to opt-out You can notify the customer service center of each subsidiary of Taishin Financial Holdings Co., Ltd. to stop the interactive use of your personal information for marketing or business promotional behavior.

6

Joint Guarantor [Money Laundering Prevention and Anti-Terrorism Clause] Agreement

This Agreement is entered into by the Contractor (hereinafter referred to as the Contractor) Chiang Jing Bin

1.	For the purpose of preventing money laundering and combating capital terrorism, the Contractor entered agrees to provide relevant information required for the identity review process and follow-up review process of the Bank and to cooperate with the current related matters, if one of the following situations occurs in the person who has been reasonably identified by the Bank, and the Bank may temporarily suspend transactions with the main and standby personnel, and temporarily suspend or terminate various business relationships, and the legal representative of the Contractor, the authorized person, agrees to the following:

	(1)	The Contractor has been warned by the court, prosecutor’s office, judicial police agency or other competent authority to be a suspicious account; or otherwise recognised as suspicious account by the competent authorities or the Bank as suspected illegal or abnormal traders.
	(2)	When the Contractor is a legal person, the person in charge/representative is involved in sanctions identified or pursued by the Chinese government, foreign government or international money laundering prevention organization, terrorists or groups or high-risk pairs identified by the Bank. Easterners (including but not limited to suspected involvement in illegal activities, suspected money laundering, terrorist financing, or cases involving illegal activities reported by the body, etc.).
	(3)	When the Contractor does not cooperate with the Bank’s regular/irregular review procedures or refuses to explain, provide relevant information (including but not limited to information on the actual cover person), or the documents or documents provided by the Contractor identified by the Bank in the foregoing procedures, they become suspects in the line of review (including but not limited to suspected illegal activities, suspected money laundering, terrorist financing activities, or media reports involving illegal cases, etc.).
	(4)	When the Contractor is unwilling to cooperate in the adjustment or cannot fully explain the nature, purpose or source of funds of the various transactions, or is responsible for those who are found to be abnormal or suspected of money laundering after the Contractor’s explanation (including but not limited to suspected involvement in illegal activities, suspected of money laundering, terrorist financing or media reports involving illegal cases, etc.).
	(5)	When the Bank informs the Contractor to go through the review process, the contact information (including but not limited to telephone, email or address) stated by the Contractor will be used for notification. If the Contractor cannot be contacted, this will cause the Bank to fail to complete the regular/irregular review procedures.

2.	If one of the foregoing circumstances occurs, the Contractor agrees that the Bank may comply with the “Money Laundering Prevention Law” including but not limited to “Investment Terrorism Prevention Law”, “Financial Institutions Measures for the Prevention of Money Laundering”, “Banking and Electronic Payment Machines and Electronic Tickets Issuers’ Prevention of Money Laundering and Anti-Terrorism Internal Control Points” and “The Bank of China Association of Banks Prevention of Money Laundering and template of precautions against capital terrorism” and other relevant regulations, the content contained in this contract or the responsibility is handled in a standard manner. Therefore, the damage to the Principal Debtor or the unfavorable supervision shall be borne by the Contractor, and the Bank shall not be liable for damages.

7

3.	The Contractor agrees that the Bank may adjust this article in accordance with China, international money laundering prevention organizations, foreign governments or areas with jurisdiction to prevent money laundering. Money or anti-forbearance and other relevant laws and regulations, and changes in anti-money laundering or anti-capital anger practices. It is agreed that there is no need to notify the Contractor separately.

4.	The Contractor agrees that the Bank may collect, process, use or internationally transmit information of the Contractor within the scope of the specific purpose of the money laundering prevention or combating terrorism, criminal and anti-terrorism laws and regulations. Basic information and various business transaction information (including but not limited to the Contractor or the transaction or payment handled by domestic/foreign banks in accordance with the country’s money laundering prevention or combating capital terrorism, crime prevention and anti-terrorism related laws. When investigating or seizing transaction funds/documents, etc. provided by the Contractor includes the personal data of a third party (including but not limited to the person in charge/representative, the actual beneficiary or the payee), the Contractor shall ensure such third parties are aware of and agree to the foregoing matters.

5.	If the Contractor fails to comply with the provisions of this article, fails to immediately explain or provide relevant information or obtain the consent of a third party, resulting in the Debtor’s transactions to be delayed, failed, terminated, cancelled, funds frozen or incurred additional costs, the Contractor shall be responsible for loss of damages. If the Bank suffers such damages as a result, the Contractor agrees to be responsible for filing and compensation.

8

This Agreement is part of the Joint Guarantee signed with the Bank.

Sincerely,

Taishin International Commercial Bank

Contracting Party:	[stamp of Chiang Jingbin]	(Original Agreement Seal)
Legal Representative:
Number:

Contracting Party:		(Original Agreement Seal)
Legal Representative:
Number:
Contracting Party:		(Original Agreement Seal)
Legal Representative:
Number:

Contracting Party:		(Original Agreement Seal)
Legal Representative:
Number:

Contracting Party:		(Original Agreement Seal)
Legal Representative:
Number:

Republic Era Calendar: Year 110, March 29th

9